SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities Pursuant
to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

INDUSTRIAL DISTRIBUTION GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2299339 (I.R.S. Employer Identification No.)

950 East Paces Ferry Road, Suite 1575 Atlanta, Georgia (Address of principal executive offices)	30326 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [___]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file number to which this form relates:	N/A

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.01 Per Share

Series A Participating Cumulative Preferred Stock Purchase Rights

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Registrant’s Common Stock, par value $0.01 per share, is set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-31539), filed with the Securities and Exchange Commission on July 18, 1997, which description is incorporated herein by reference.

     A description of the Registrant’s Series A Participating Cumulative Preferred Stock Purchase Rights is set forth under “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A (File No. 001-13195), filed with the Securities and Exchange Commission on August 31, 2000, which description is incorporated herein by reference.

Item 2. Exhibits.

3.1	Certificate of Incorporation, as amended, of the Company (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-31539), filed with the Commission on July 18, 1997).

3.2	Bylaws of the Company (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-31539), filed with the Commission on July 18, 1997).

4.1	Form of Common Stock Certificate of the Company (incorporated by reference to the Registrant’s Registration Statement on Form 8-A (Commission File No. 001-13195), filed with the Commission on August 31, 2000).

4.2	Certificate of Designation (incorporated by reference to the Registrant’s Current Report on Form 8-K (Commission File No. 001-13195), filed with the Commission on August 31, 2000).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 25, 2004	INDUSTRIAL DISTRIBUTION GROUP, INC.

	By:	/s/ Jack P. Healey Jack P. Healey Senior Vice President and Chief Financial Officer